July 28, 1999



Mr. Thomas F. Cooke
Chairman and Chief Executive Officer
Saratoga Resources, Inc.
301 Congress Avenue - Suite 1550
Austin, TX  78701

Dear Mr. Cooke:

         This letter is in response to your request for our opinion as to certain federal income tax consequences of (i) the proposed reverse split of the outstanding common stock of Saratoga Resources, Inc. ("Saratoga"), (ii) the proposed merger of OptiCare Shellco Merger Corporation ("OptiCare Sub"), a wholly owned subsidiary of Saratoga, with and into OptiCare Eye Health Centers, Inc. ("OptiCare"), and (iii) the proposed merger of PrimeVision Shellco Merger Corporation ("Prime Sub"), a wholly owned subsidiary of Saratoga, with and into PrimeVision Health, Inc. ("Prime".) The proposed transactions discussed above are collectively referred to as the "Proposed Transactions."

         Our opinion is based upon that facts which have been provided to us. In rendering this opinion, we have (with your permission) reviewed and relied upon, inter alia, (i) the Agreement and Plan of Merger By and Among Saratoga Resources, Inc., OptiCare Shellco Merger Corporation, PrimeVision Shellco Merger Corporation, OptiCare Eye Health Centers, Inc. and PrimeVision Health, Inc. dated as of April 12, 1999 (the "Merger Agreement"), (ii) the draft Certificate of Amendment of the Certificate of Incorporation of Saratoga Resources, Inc. (the "Amended Certificate of Incorporation"), (iii) Amendment No. 1 to Form S-4 for Saratoga Resources, Inc. as filed with the Securities and Exchange Commission on June 24, 1999 (the "Form S-4"), (iv) the opinion letter of Kane Kessler, P.C. dated July 28, 1999, (v) the opinion letter of Day, Berry & Howard LLP dated July 27, 1999, and (vi) the facts and assumptions set forth in this letter. The Merger Agreement, the Amended Certificate of Incorporation and the Form S-4 are collectively referred to as the "Documents." Any material variations or differences in the facts or assumptions as stated or incorporated in the materials referred to above and in this opinion may affect our conclusions.

July 28, 1999
Mr. Thomas F. Cooke
Page 2

         What follows is a summary of the essential facts relating to the Proposed Transactions which our opinion covers.

ESSENTIAL FACTS

Saratoga

         Saratoga, a publicly traded Delaware corporation, is an accrual basis taxpayer that operates on a fiscal year ending December 31. Saratoga operated as an energy acquisition and development company until the liquidation of its oil- and gas-producing properties in 1996. Since that time, management of Saratoga has sought new business opportunities through acquisitions and through the use of Saratoga's database and expertise in the oil and gas business. Saratoga conducts business through four wholly owned subsidiaries: Saratoga Holdings I Inc., a Texas corporation ("Saratoga Holdings"), Saratoga Resources, Inc., a Texas Corporation ("Saratoga-Texas"), Lobo Operations, Inc. ("Lobo Operating") and Lobo Energy, Inc. ("Lobo Energy".)

         As of April 12, 1999, the authorized capital stock of Saratoga consisted of (i) 50,000,000 shares of $.001 par value common stock, of which 3,465,292 shares were issued and outstanding, and (ii) 5,000,000 shares of $.001 par value preferred stock, of which no shares were issued and outstanding. Saratoga has no outstanding options, but does have outstanding warrants which entitle a former consultant to purchase 6,667 shares of the common stock of Saratoga (the "Warrants".)

Prime Sub

         Prime Sub, a Delaware Corporation, was formed to effectuate the Proposed Transactions. As of April 12, 1999, the authorized capital stock of Prime Sub consisted of 2,000 shares of common stock, of which 100 shares where issued and outstanding. Prime Sub is a wholly owned subsidiary of Saratoga.

OptiCare Sub

         OptiCare Merger Sub, a Delaware Corporation, was formed to effectuate the Proposed Transactions. As of April 12, 1999, the authorized capital stock of OptiCare Sub consisted of 2,000 shares of common stock, of which 100 shares where issued and outstanding. OptiCare Sub is a wholly owned subsidiary of Saratoga.

July 28, 1999
Mr. Thomas F. Cooke
Page 3

Prime

         Prime, a Delaware Corporation, is an accrual basis taxpayer that operates on a fiscal year ending December 31. Prime is involved in three vision-related lines of business: (i) managed vision care, (ii) buying group and distribution, and (iii) optometric practice management and retail optical. As of April 12, 1999, the authorized capital stock of Prime consisted of (i) 15,000,000 shares of $.01 par value common stock, of which 7,291,081 shares were issued and outstanding, (ii) 5,000,000 shares of $.01 par value Class A preferred stock, of which 8,000 shares were issued and outstanding, and (iii) 1,333,333 warrants which entitle Marlin Capital to purchase a like number of shares of Prime common stock.

OptiCare

         OptiCare, a Connecticut corporation, is an accrual basis taxpayer that operates on a fiscal year ending December 31. OptiCare is a diversified eye health services company that delivers a range of services to eye care professionals and managed care plans. As of April 12, 1999, the authorized capital stock of OptiCare consisted of (i) 1,200,000 shares of $.01 par value common stock, of which no shares where issued or outstanding, (ii) 160,000 shares of $.01 par value Class A convertible preferred stock, of which 152,754 shares where issued and outstanding, and (iii) 640,000 shares of $.01 par value Class B convertible preferred stock, of which 221,046 shares were issued and outstanding. Each share of OptiCare Preferred Stock is convertible by the holder into one share of OptiCare Common Stock, subject to adjustment for certain anti-dilution events.

The Proposed Transactions

         For the business reasons discussed below, pursuant to one overall plan, the following transactions are proposed in accordance with the Documents:

STEP 1: Each of the issued and outstanding shares of Saratoga common stock will be automatically reclassified and continued, without any action on the part of the Saratoga stockholders, as .06493 of one share of common stock of Saratoga (the "Reverse Stock Split".) As a result of the Reverse Stock Split, the outstanding common stock of Saratoga will be reduced from 3,465,292 shares to approximately 225,000 shares.

                  Fractional Shares - No fractional shares will be issued in the Reverse Stock Split. Holders of Saratoga common stock who would otherwise be entitled to a fractional share as a result of the Reverse Stock Split will receive, in lieu of a fractional share, an amount in cash equal to the product of
                  (i) the fractional

July 28, 1999
Mr. Thomas F. Cooke
Page 4


                  share which a holder would otherwise be entitled to, multiplied by (ii) an amount which is the closing sale price, or, if not available, the average of the closing bid and closing asked price, of the Saratoga common stock as reported by the National Quotation Bureau, New York, New York, on the business day prior to the effective time of the Proposed Transactions, divided by (iii) 0.06493.

                  Dissenters' Rights - Pursuant to the Delaware General Corporation Law, holders of Saratoga common stock are not entitled to appraisal rights with respect to the Reverse Stock Split.

STEP 2: Immediately after the Reverse Stock Split, Prime Sub will merge with and into Prime pursuant to the laws of the State of Delaware (the "Prime Merger".) As a result of the Prime Merger, the separate existence of Prime Sub will cease, and Prime will be the surviving corporation. Pursuant to the Merger Agreement, all of the issued and outstanding shares of Prime Sub common stock will be converted into the right to receive one share of Prime common stock. Each issued and outstanding share of Prime stock (other than any dissenting shares) shall be converted into the right to receive approximately .3134 share of Saratoga common stock. The shareholders of Prime will receive approximately 4,387,950 shares of Saratoga common stock, equal to approximately 48.755 percent of the Saratoga common stock that will be issued and outstanding immediately after the Proposed Transactions. None of the Saratoga common stock to be issued will be held back or placed in escrow. Subject to certain exceptions related to options and warrants which will terminate or expire prior to the Prime Merger, each outstanding option and warrant to purchase Prime stock will be converted into options and warrants that entitle the holders of such options and warrants to purchase the same number of shares of Saratoga common stock at the same per share exercise price as if they had exercised the Prime options and warrants immediately prior to the time of the Prime Merger (i.e., the number of shares times .3134 and the exercise price divided by .3134) (the "Assumed Options".)

                  Simultaneous with the Prime Merger, OptiCare Sub will merge with and into OptiCare pursuant to the laws of the State of Connecticut (the "OptiCare Merger".) As a result of the OptiCare Merger, the separate existence of OptiCare Sub will cease, and OptiCare will be the surviving corporation. Pursuant to the Merger Agreement, all of the issued and outstanding shares of OptiCare Sub common stock will be converted into the right to receive one share of OptiCare common stock. Each issued and outstanding share of OptiCare stock (other than any dissenting shares) shall be converted into the right to receive

July 28, 1999
Mr. Thomas F. Cooke
Page 5


                  approximately 11.7364 shares of Saratoga common stock. The shareholders of OptiCare will receive approximately 4,387,050 shares of Saratoga common stock, equal to approximately 48.745 percent of the Saratoga common stock that will be issued and outstanding immediately after the Proposed Transactions. None of the Saratoga common stock to be issued will be held back or placed in escrow. Subject to certain exceptions noted on page sixty of the Form S-4 related to options and warrants which will terminate or expire prior to the OptiCare Merger, each outstanding option and warrant to purchase OptiCare stock will be converted into options and warrants that entitle the holders of such options and warrants to purchase the same number of shares of Saratoga common stock at the same per share exercise price as if they had exercised the OptiCare options and warrants immediately prior to the time of the OptiCare Merger (i.e., the number of shares times 11.7364 and the exercise price divided by 11.7364) (the "Assumed Options".)

                  Hereinafter, the Prime Merger and the OptiCare Merger are collectively referred to as the "Mergers."

                  Fractional Shares - No fractional shares of Saratoga common stock will be issued in the Mergers. All fractional shares of Saratoga common stock to which a holder of Prime or OptiCare stock would otherwise be entitled shall be aggregated. If a fractional share results from such aggregation, in lieu thereof, Saratoga (or the exchange agent on its behalf) shall pay to each person entitled to receive any such fractional interest an amount in cash (without interest) equal to the closing sale price, or if not available, closing bid price, on the closing date of the Mergers of one share of Saratoga common stock multiplied by such fraction of a share.

                  Dissenters' Rights - Prime and OptiCare shareholders who do not vote in favor of the Mergers, and who follow certain procedures established by the General Corporation Law of Delaware and the Connecticut Business Corporation Act may demand appraisal rights for their respective shares. Those Prime and OptiCare shareholders who elect to exercise their dissenters' rights and who in a timely and proper fashion perfect such rights will be entitled to receive the fair market value of their shares in cash. Prime and OptiCare will not be required to effect the Mergers if more than five percent of the outstanding shares of any class of capital stock of OptiCare, Prime or Saratoga, if applicable, have demanded and perfected statutory dissenters rights in connection with the Mergers.

July 28, 1999
Mr. Thomas F. Cooke
Page 6

STEP 3: Immediately after the Prime Merger and the OptiCare Merger, Saratoga will change its name to "OptiCare Health Systems, Inc." No opinion was requested, and accordingly, no opinion is expressed as to the tax consequences of such name change.

         As a condition precedent to the Proposed Transactions, Saratoga is required to dispose of the stock of all of its subsidiary corporations, other than OptiCare Sub and Prime Sub, and shall have no liabilities or obligations with respect to such subsidiaries. Accordingly, Saratoga will make a contribution of all of the stock of Lobo Operating and Lobo Energy to Saratoga-Texas, cause Saratoga-Texas to make a cash distribution to Saratoga of $150,000, and make a pro rata distribution of the stock of Saratoga-Texas to each of the then existing shareholders of Saratoga. Also as a condition to the Proposed Transactions, the stock of Saratoga Holdings will be distributed pro rata to each of the existing shareholders of Saratoga. Saratoga Holdings has filed a registration statement on Form SB-2 with the Securities and Exchange Commission to register approximately 90 percent of Saratoga Holdings' outstanding common stock. If the distribution of Saratoga Holdings stock has not occurred as of the "Effective Time" (as defined in the Merger Agreement), Saratoga will contribute the stock of Saratoga Holdings to Saratoga-Texas prior to the distribution of the stock of Saratoga-Texas to the shareholders of Saratoga. Neither the shareholders of Prime, nor the shareholders of OptiCare will receive any of the distributed stock of Saratoga-Texas or Saratoga Holdings. No opinion was requested, and accordingly, no opinion is expressed as to the tax consequences of (i) the contribution of the stock of Lobo Operating and Lobo Energy to Saratoga-Texas, (ii) the cash distribution of $150,000, (iii) the possible contribution of the stock of Saratoga Holdings to Saratoga-Texas, or (iv) the distribution of the stock of Saratoga-Texas and Saratoga Holdings to the shareholders of Saratoga.

         It also has been proposed that shareholders of Saratoga vote for adoption of an indemnification proposal, a performance stock program, and an employee stock purchase plan. As part of the employee stock purchase plan and performance stock program, Saratoga will issue Saratoga common stock and options that are convertible into Saratoga common stock (the "Employee Plan Shares".) No opinion was requested, and accordingly, no opinion is expressed as to the tax consequences of such proposal, program or plan.

         A condition to the Mergers is that Saratoga obtain a new credit facility from Bank Austria Creditanstalt Corporate Finance, Inc. ("Bank Austria".) The credit facility will be secured by a security interest in substantially all the assets of the combined companies (i.e., Saratoga after the Mergers.) As a consequence of the credit facility, Bank Austria will acquire 500,000 shares of Prime common stock immediately prior to the Prime Merger, 307,700 shares of Saratoga common stock immediately after the Mergers, and warrants to purchase 100,000 share of Saratoga common stock immediately after the Mergers (the "Credit Facility

July 28, 1999
Mr. Thomas F. Cooke
Page 7


Shares".) No opinion was requested, and accordingly, no opinion is expressed as to the tax consequences of the credit facility.

Business Reasons for the Proposed Transactions

         The Boards of Directors of Prime and OptiCare believe that the Mergers will (i) offer OptiCare and Prime shareholders the opportunity to own publicly traded stock, (ii) result in a larger company with enhanced scale and the potential to leverage operating infrastructure, and (iii) improve the profitability of Prime as a result of OptiCare's management expertise. Saratoga's Board of Directors believes that the Mergers will further Saratoga's strategy of pursuing potential business opportunities and preserving shareholder value. Saratoga's Board of Directors believe, after three years of efforts to find other business opportunities, that the Mergers as they have been structured, represent a reasonable opportunity for Saratoga to utilize its assets for the benefit of its shareholders.

         The Reverse Stock Split is proposed to ensure that (i) there will be sufficient common stock to issue in the Mergers, (ii) there will be sufficient common stock to be used for future incentive compensation plans, and (iii) there will be sufficient common stock to enable the combined company to raise additional funds in the future.

OPINIONS RELIED UPON

The Prime Merger

         In determining the federal income tax consequences of the Prime Merger, we have relied on the following opinion expressed by Kane Kessler, P.C. in their letter dated July 28, 1999 (the "Prime Opinion"):

1. The merger of Prime Sub with and into Prime, upon filing and effectiveness of an appropriate Certificate of Merger pursuant to the Merger Agreement, will constitute a merger under the General Corporation Law of the State of Delaware.

July 28, 1999
Mr. Thomas F. Cooke
Page 8

The OptiCare Merger

        In determining the federal income tax consequences of the OptiCare Merger, we have relied on the following opinion expressed by Day, Berry & Howard LLP in their letter dated July 27, 1999 (the "OptiCare Opinion"):

1. The merger of OptiCare Sub with and into OptiCare, when consummated in accordance with the Merger Agreement, will constitute a statutory merger under the laws of the State of Connecticut.

ASSUMPTIONS

The Reverse Stock Split

         In order to determine the federal income tax consequences of the Reverse Stock Split, we have made the following assumptions:

1. The fair market value of the Saratoga stock and cash to be received by each shareholder of Saratoga will be approximately equal to the fair market value of the Saratoga stock to be surrendered in exchange therefor.

2. Saratoga has no plan or intention to redeem or otherwise reacquire any of the stock to be issued in the Reverse Stock Split.

3. Except for the Warrants, the Credit Facility Shares, and the Employee Plan Shares, at the time of the Reverse Stock Split, Saratoga will not have outstanding stock options, warrants, convertible securities, or any other right that is convertible into any class of stock or securities of Saratoga.

4. Immediately after the Reverse Stock Split and the Mergers, the original shareholders of Saratoga (i.e., those shareholders who owned stock in Saratoga prior to the Mergers) will own approximately 2.5 percent of the outstanding stock of Saratoga, taking into account any constructive ownership of Saratoga stock as a result of the application of Section 318 of the Internal Revenue Code of 1986, as amended (the "Code".)1

5. The Reverse Stock Split is a single, isolated transaction and is not part of a plan to periodically increase the proportionate interest of any shareholder in the assets or earnings and profits of Saratoga.

---------
1 Hereinafter all section references are to the Internal Revenue Code of 1986, as amended, and to the regulations thereunder, unless otherwise specified.

July 28, 1999
Mr. Thomas F. Cooke
Page 9

6. Prime and OptiCare will pay the expenses of Saratoga, if any, incurred in connection with the Reverse Stock Split. The shareholders of Saratoga will pay their own expenses, if any, incurred in connection with the Reverse Stock Split.

7. Saratoga is not under the jurisdiction of a court in a Title 11, or similar case, within the meaning of Section 368(a)(3)(A).

8. The payment of cash in lieu of fractional shares of Saratoga stock is solely for the purpose of avoiding the expense and inconvenience to Saratoga of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Reverse Stock Split to the Saratoga shareholders instead of issuing fractional shares of Saratoga stock will not exceed one percent of the total consideration that will be issued in the Reverse Stock Split to Saratoga shareholders in exchange for their shares of Saratoga stock. The fractional share interests of each Saratoga shareholder will be aggregated, and no Saratoga shareholder will receive cash in an amount equal to or greater than the value of one full share of Saratoga stock.

9. None of the compensation received by any shareholder-employees of Saratoga will be separate consideration for, or allocable to, any of their shares of Saratoga stock; none of the shares of Saratoga stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

The Prime Merger

         In order to determine certain federal income tax consequences of the Prime Merger, we have made the following assumptions.

1. The fair market value of the Saratoga voting stock received by each Prime shareholder will be approximately equal to the fair market value of the Prime stock surrendered in the Prime Merger.

2. There is no plan or intention by Saratoga or any person related to Saratoga (as defined in Treas. Reg. ss.1.368-1(e)(3)) to acquire or redeem any of the stock of Saratoga issued in the Prime Merger either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Saratoga's business.

3. During the five-year period ending on the date of the Prime Merger, neither Prime nor any person related to Prime (as defined in Treas. Reg. ss.1.368-1(e)(3) without regard to Treas.

July 28, 1999
Mr. Thomas F. Cooke
Page 10


     Reg. ss.1.368-1(e)(3)(i)(A)) had directly or through any transaction, agreement, or arrangement with any other person, (i) acquired stock of Prime with consideration other than voting stock of Prime or Saratoga (except for shares of Prime stock acquired from dissenters in the Prime Merger), or (ii) redeemed or made extraordinary distributions with respect to Prime stock, except for redemptions in the ordinary course of Prime's business.

4. During the five-year period ending on the date of the Prime Merger, neither Saratoga nor any person related to Saratoga (as defined in Treas. Reg. ss.1.368-1(e)(3)) had acquired directly or through any transaction, agreement or arrangement with any other person, stock of Prime with consideration other than voting stock of Saratoga.

5. Following the Prime Merger, Prime will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Prime Sub's net assets and at least 70 percent of the fair market value of the Prime Sub's gross assets held immediately prior to the Prime Merger. For purposes of this assumption, amounts paid by Prime or Prime Sub to dissenters, amounts paid by Prime or Prime Sub to shareholders who receive cash or other property, amounts used by Prime or Prime Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Prime will be included as assets of Prime or Prime Sub, respectively, immediately prior to the Prime Merger.

6. Prior to the Prime Merger, Saratoga will be in control of Prime Sub within the meaning of Section 368(c). For this purpose "control" means stock possessing at least 80 percent of the combined voting power of all voting stock and at least 80 percent of the total number of shares of each other class of stock.

7. Prime has no plan or intention to issue additional shares of its stock that would result in Saratoga losing control of Prime within the meaning of
     Section 368(c).

8. Saratoga has no plan or intention to liquidate Prime; to merge Prime with or into another corporation; to sell or otherwise dispose of the stock of Prime except for transfers of stock to corporations controlled by Saratoga; or to cause Prime to sell or otherwise dispose of any of its assets or of any of the assets acquired from Prime Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Prime.

9. Prime Sub will have no liabilities assumed by Prime, and will not transfer to Prime any assets subject to liabilities, in the Prime Merger.

July 28, 1999
Mr. Thomas F. Cooke
Page 11

10. Following the Prime Merger, Prime will continue its historic business or use a significant portion of its historic business assets in a business.

11. Prime and OptiCare will pay the expenses of Saratoga, Prime Sub, and Prime, if any, incurred in connection with the Prime Merger. The shareholders of Prime will pay their own expenses, if any, incurred in connection with the Prime Merger.

12. There is no intercorporate indebtedness existing between Saratoga and Prime or between Prime Sub and Prime that was issued, acquired, or will be settled at a discount.

13. In the Prime Merger, shares of Prime stock representing control of Prime, as defined in Section 368(c), will be exchanged solely for voting common stock of Saratoga. For purposes of this representation, shares of Prime stock exchanged for cash or other property originating with Saratoga will be treated as outstanding Prime stock on the date of the Prime Merger.

14. Except for the Assumed Options that are being exchanged in the Prime Merger, at the time of the Prime Merger, Prime will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Prime that, if exercised or converted, would affect Saratoga's acquisition or retention of control of Prime, as defined in Section 368(c).

15. Saratoga does not own, nor has it owned during the past five years, any shares of the stock of Prime.

16.  Saratoga, Prime Sub and Prime are not investment companies as defined in
     Section 368(a)(2)(F)(iii) and (iv) (i.e., a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets (excluding cash and cash equivalents) are stock and securities and 80 percent or more of whose total assets are assets held for investment.) In making the 50 percent and 80 percent determinations, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent or more of the total value of shares of all classes of stock outstanding.

17. On the date of the Prime Merger, the fair market value of the assets of Prime will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

July 28, 1999
Mr. Thomas F. Cooke
Page 12

18. Prime is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

19. The payment of cash in lieu of fractional shares of Saratoga voting stock is solely for the purpose of avoiding the expense and inconvenience to Saratoga of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Prime Merger to the Prime shareholders instead of issuing fractional shares of Saratoga voting stock will not exceed one percent of the total consideration that will be issued in the Prime Merger to the Prime shareholders in exchange for their shares of Prime stock. The fractional share interests of each Prime shareholder will be aggregated, and no Prime shareholder will receive cash in an amount equal to or greater than the value of one full share of Saratoga stock.

20. None of the compensation received by any shareholder-employees of Prime will be separate consideration for, or allocable to, any of their shares of Prime stock; none of the shares of Saratoga voting stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

21. Saratoga will acquire Prime stock solely in exchange for Saratoga voting stock. For purposes of this representation, Prime stock redeemed for cash or other property furnished by Saratoga will be considered as acquired by Saratoga. Further, no liabilities of Prime or the Prime shareholders will be assumed by Saratoga, nor will any of the Prime stock be subject to any liabilities.

The OptiCare Merger

         In order to determine certain federal income tax consequences of the OptiCare Merger, we have made the following assumptions.

1. The fair market value of the Saratoga voting stock received by each OptiCare shareholder will be approximately equal to the fair market value of the OptiCare stock surrendered in the OptiCare Merger.

2. There is no plan or intention by Saratoga or any person related to Saratoga (as defined in Treas. Reg. ss.1.368-1(e)(3)) to acquire or redeem any of the stock of Saratoga issued in the OptiCare Merger either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Saratoga's business.

July 28, 1999
Mr. Thomas F. Cooke
Page 13

3. During the five-year period ending on the date of the OptiCare Merger, neither OptiCare nor any person related to OptiCare (as defined in Treas. Reg. ss.1.368-1(e)(3) without regard to Treas. Reg. ss.1.368-1(e)(3)(i)(A)) had directly or through any transaction, agreement, or arrangement with any other person, (i) acquired stock of OptiCare with consideration other than voting stock of OptiCare or Saratoga (except for shares of OptiCare stock acquired from dissenters in the OptiCare Merger), or (ii) redeemed or made extraordinary distributions with respect to OptiCare stock, except for redemptions in the ordinary course of OptiCare's business.

4. During the five-year period ending on the date of the OptiCare Merger, neither Saratoga nor any person related to Saratoga (as defined in Treas. Reg. ss.1.368-1(e)(3)) had acquired directly or through any transaction, agreement or arrangement with any other person, stock of OptiCare with consideration other than voting stock of Saratoga.

5. Following the OptiCare Merger, OptiCare will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of OptiCare Sub's net assets and at least 70 percent of the fair market value of the OptiCare Sub's gross assets held immediately prior to the OptiCare Merger. For purposes of this assumption, amounts paid by OptiCare or OptiCare Sub to dissenters, amounts paid by OptiCare or OptiCare Sub to shareholders who receive cash or other property, amounts used by OptiCare or OptiCare Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by OptiCare will be included as assets of OptiCare or OptiCare Sub, respectively, immediately prior to the OptiCare Merger.

6. Prior to the OptiCare Merger, Saratoga will be in control of OptiCare Sub within the meaning of Section 368(c).

7. OptiCare has no plan or intention to issue additional shares of its stock that would result in Saratoga losing control of OptiCare within the meaning of Section 368(c).

8. Saratoga has no plan or intention to liquidate OptiCare; to merge OptiCare with or into another corporation; to sell or otherwise dispose of the stock of OptiCare except for transfers of stock to corporations controlled by Saratoga; or to cause OptiCare to sell or otherwise dispose of any of its assets or of any of the assets acquired from OptiCare Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by OptiCare.

9. OptiCare Sub will have no liabilities assumed by OptiCare, and will not transfer to OptiCare any assets subject to liabilities, in the OptiCare Merger.

July 28, 1999
Mr. Thomas F. Cooke
Page 14

10. Following the OptiCare Merger, OptiCare will continue its historic business or use a significant portion of its historic business assets in a business.

11. Prime and OptiCare will pay the expenses of Saratoga, OptiCare Sub, and OptiCare, if any, incurred in connection with the OptiCare Merger. The shareholders of OptiCare will pay their own expenses, if any, incurred in connection with the OptiCare Merger.

12. There is no intercorporate indebtedness existing between Saratoga and OptiCare or between OptiCare Sub and OptiCare that was issued, acquired, or will be settled at a discount.

13. In the OptiCare Merger, shares of OptiCare stock representing control of OptiCare, as defined in Section 368(c), will be exchanged solely for voting common stock of Saratoga. For purposes of this representation, shares of OptiCare stock exchanged for cash or other property originating with Saratoga will be treated as outstanding OptiCare stock on the date of the OptiCare Merger.

14. Except for the Assumed Options that are being exchanged in the OptiCare Merger, at the time of the OptiCare Merger, OptiCare will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in OptiCare that, if exercised or converted, would affect Saratoga's acquisition or retention of control of OptiCare, as defined in Section 368(c).

15. Saratoga does not own, nor has it owned during the past five years, any shares of the stock of OptiCare.

16. Saratoga, OptiCare Sub and OptiCare are not investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) (i.e., a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets (excluding cash and cash equivalents) are stock and securities and 80 percent or more of whose total assets are assets held for investment.) In making the 50 percent and 80 percent determinations, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent or more of the total value of shares of all classes of stock outstanding.

17. On the date of the OptiCare Merger, the fair market value of the assets of OptiCare will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

July 28, 1999
Mr. Thomas F. Cooke
Page 15

18. OptiCare is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

19. The payment of cash in lieu of fractional shares of Saratoga voting stock is solely for the purpose of avoiding the expense and inconvenience to Saratoga of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the OptiCare Merger to the OptiCare shareholders instead of issuing fractional shares of Saratoga voting stock will not exceed one percent of the total consideration that will be issued in the OptiCare Merger to the OptiCare shareholders in exchange for their shares of OptiCare stock. The fractional share interests of each OptiCare shareholder will be aggregated, and no OptiCare shareholder will receive cash in an amount equal to or greater than the value of one full share of Saratoga stock.

20. None of the compensation received by any shareholder-employees of OptiCare will be separate consideration for, or allocable to, any of their shares of OptiCare stock; none of the shares of Saratoga voting stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

21. Saratoga will acquire OptiCare stock solely in exchange for Saratoga voting stock. For purposes of this representation, OptiCare stock redeemed for cash or other property furnished by Saratoga will be considered as acquired by Saratoga. Further, no liabilities of OptiCare or the OptiCare shareholders will be assumed by Saratoga, nor will any of the OptiCare stock be subject to any liabilities.

OPINION

The Reverse Stock Split

         Based on the facts and assumptions stated herein, and in the Documents, with respect to the Reverse Stock Split, it is our opinion that:

1. The Reverse Stock Split will qualify as a recapitalization and, therefore, a reorganization within the meaning of Section 368(a)(1)(E). Saratoga will be "a party to a reorganization" within the meaning of Section 368(b).

2. No gain or loss will be recognized by Saratoga on the receipt of its previously issued and outstanding common stock in exchange for newly issued common stock. Section 1032(a).

July 28, 1999
Mr. Thomas F. Cooke
Page 16

3. No gain or loss will be recognized by the Saratoga shareholders upon the exchange of their previously held Saratoga common stock for newly issued Saratoga common stock. Section 354(a)(1).

4. The basis of the Saratoga common stock received by the Saratoga shareholders in the Reverse Stock Split (including any fractional-share interests to which they may be entitled) will be the same as the basis of Saratoga common stock surrendered in exchange therefor. Section 358(a)(1).

5. The holding period of Saratoga common stock received by the Saratoga shareholders in the Reverse Stock Split (including any fractional-share interests to which they may be entitled) will include the period during which the Saratoga common stock surrendered in exchange therefor was held, provided that the Saratoga common stock surrendered was held as a capital asset on the date of the exchange. Section 1223(1).

6. Regardless of any book entries made, the Reverse Stock Split will not diminish Saratoga's accumulated earnings and profits available for the subsequent distribution of dividends within the meaning of Section 316. Treas. Reg. ss.1.312-11(b) and (c).

7. Cash received by Saratoga shareholders otherwise entitled to receive a fractional share of Saratoga common stock in the Reverse Stock Split will be treated as if the fractional shares were distributed as part of the exchange and were then redeemed by Saratoga. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in section 302(a). This receipt of cash will result in gain or loss measured by the difference between the basis of such fractional share interest and the cash received. Such gain or loss will be capital gain or loss to the Saratoga shareholder, provided the Saratoga stock was a capital asset in the hands of such shareholder, and as such, will be subject to the provisions and limitations of Subchapter P of Chapter 1. Rev. Rul. 75-447, 1975-2 C.B. 113.

The Prime Merger

         Based on the facts and assumptions stated herein, and in the Documents, with respect to the Prime Merger, it is our opinion that:

8. Based on the Prime Opinion that the merger of Prime Sub with and into Prime, upon filing and effectiveness of an appropriate Certificate of Merger pursuant to the Merger Agreement, will constitute a merger under the General Corporation Law of the State of Delaware, and based on the assumptions that (i) after the Prime Merger, Prime will hold substantially all of its properties and substantially all of the properties of Prime Sub, and (ii)

July 28, 1999
Mr. Thomas F. Cooke
Page 17

     in the Prime Merger, the Prime shareholders will exchange an amount of stock constituting control of Prime solely for Saratoga voting stock, the Prime Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A). The reorganization will not be disqualified by reason of the fact that common stock of Saratoga is used in the transaction by reason of the application of Section 368(a)(2)(E). For purposes of this opinion, "substantially all" means at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of each of Prime and Prime Sub. Saratoga, Prime Sub and Prime will each be "a party to a reorganization" within the meaning of
     Section 368(b).

9. No gain or loss will be recognized by Prime Sub on the transfer of its assets to Prime in exchange for Prime common stock. Section 361(a).

10. No gain or loss will be recognized by Saratoga upon the exchange of its Prime Sub stock solely for Prime common stock. Section 354(a)(1).

11.  As the Prime Merger qualifies as both a reverse triangular merger under
     Section 368(a)(2)(E) and as a stock acquisition under Section 368(a)(1)(B), Saratoga's basis in the Prime stock will be based either on Prime's net asset basis or on the aggregate basis of the Prime stock surrendered in the transaction (as if the transaction were a reorganization under Section 368(a)(1)(B)). Treas. Reg. ss.1.358-6(c)(2)(ii).

12. The Prime Merger will not be treated as a "reverse acquisition" within the meaning of Treas. Reg. ss.1502-75(d)(3).

         No opinion was requested, and accordingly, no opinion is expressed as to any tax consequences of the Prime Merger to Prime or any shareholders of Prime.

The OptiCare Merger

         Based on the facts and assumptions stated herein, and in the Documents, with respect to the OptiCare Merger, it is our opinion that:

13. Based on the OptiCare Opinion that the merger of OptiCare Sub with and into OptiCare, when consummated in accordance with the Merger Agreement, will constitute a statutory merger under the laws of the State of Connecticut, and based on the assumptions that (i) after the OptiCare Merger, OptiCare will hold substantially all of its properties and substantially all of the properties of OptiCare Sub, and (ii) in the OptiCare Merger, the OptiCare shareholders will exchange an amount of stock constituting control of OptiCare solely for Saratoga voting stock, the OptiCare Merger will constitute a reorganization within

July 28, 1999
Mr. Thomas F. Cooke
Page 18

     the meaning of Section 368(a)(1)(A). The reorganization will not be disqualified by reason of the fact that common stock of Saratoga is used in the transaction by reason of the application of
     Section 368(a)(2)(E). For purposes of this opinion, "substantially all" means at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of each of OptiCare and OptiCare Sub. Saratoga, OptiCare Sub and OptiCare will each be "a party to a reorganization" within the meaning of Section 368(b).

14. No gain or loss will be recognized by OptiCare Sub on the transfer of its assets to OptiCare in exchange for OptiCare common stock. Section 361(a).

15. No gain or loss will be recognized by Saratoga upon the exchange of its OptiCare Sub stock solely for OptiCare common stock. Section 354(a)(1).

16.  As the OptiCare Merger qualifies as both a reverse triangular merger under
     Section 368(a)(2)(E) and as a stock acquisition under Section 368(a)(1)(B), Saratoga's basis in the OptiCare stock will be based either on OptiCare's net asset basis or on the aggregate basis of the OptiCare stock surrendered in the transaction (as if the transaction were a reorganization under Section 368(a)(1)(B)). Treas. Reg.
     ss.1.358-6(c)(2)(ii).

17. The OptiCare Merger will not be treated as a "reverse acquisition" within the meaning of Treas. Reg. ss.1502-75(d)(3).

         No opinion was requested, and accordingly, no opinion is expressed as to any tax consequences of the OptiCare Merger to OptiCare or any shareholders of OptiCare.

APPLICABLE LAW

THE REVERSE STOCK SPLIT

     I.  REQUIREMENTS OF SECTION 368(A)(1)(E)

A.       STATUTORY REQUIREMENTS

         Section 368(a)(1)(E) provides that the term "reorganization" means a recapitalization. A recapitalization was defined as a "reshuffling of a capital structure within the framework of an existing corporation" by the Supreme Court of the United States in Helvering v. Southwest Consolidated Corp.(2)

---------
2 315 U.S. 194 (1942).

July 28, 1999
Mr. Thomas F. Cooke
Page 19

         Rev. Rul. 72-57, 1972-1 C.B. 103, illustrates one such "reshuffling of a capital structure" which constituted a recapitalization, and therefore a reorganization within the meaning of Section 368(a)(1)(E). In Rev. Rul. 72-57, a corporation (X) had outstanding five-dollar par value common stock of which approximately 99 percent was owned by another corporation (Y), the parent of X. The balance of the outstanding X common stock was held by its various minority shareholders, none of whom owned as much as 10 shares of X's stock or any shares of Y, either directly or indirectly. In an effort to simplify its capital structure by eliminating the interest of the minority stockholders, X effected a reverse stock split by amending its articles of incorporation so that 10 shares of old five dollar par value common stock would constitute one share of new fifty dollar par value common stock. The Internal Revenue Service ruled that by amending its articles of incorporation, X "reshuffled" its capital structure. Consequently, the resulting exchange was a reorganization under Section 368(a)(1)(E).

         Similar to the facts of Rev. Rul. 72-57, the Reverse Stock Split will result in a reshuffling of the capital structure of Saratoga. That is, each of the issued and outstanding shares of Saratoga common stock will be automatically reclassified and continued as .06493 of one share of common stock of Saratoga. As a result of the Reverse Stock Split, the outstanding common stock of Saratoga will be reduced from 3,465,292 shares to approximately 225,000 shares. Accordingly, the Reverse Stock Split will constitute a recapitalization within the meaning of Section 368(a)(1)(E).

          B.  NON-STATUTORY REQUIREMENTS

         In addition to the statutory requirements that must be satisfied in order for the Reverse Stock Split to qualify as a reorganization, Treas. Reg. ss.1.368-2(g) provides that a reorganization must be "undertaken for reasons germane to the continuance of the business of [the] corporation a party to the reorganization." Moreover, Treas. Reg. ss.1.368-1(c) provides in part that a transaction which has "no business purpose or corporate purpose, is not a plan of reorganization." As previously discussed, the Reverse Stock Split is proposed to ensure that (i) there will be sufficient common stock to issue in the Mergers, (ii) there will be sufficient common stock to be used for future incentive compensation schemes, and (iii) there will be sufficient common stock to enable the combined company to raise additional funds in the future. Accordingly, the Reverse Stock Split will meet the business purpose requirement of Treas. Reg. ss.1.368-1(c).

         For most transactions to qualify as a "reorganization" under Section 368, two other non-statutory requirements must be met, the continuity of business enterprise requirement, and the requirement for continuity of interest on the part of those persons who, directly or

July 28, 1999
Mr. Thomas F. Cooke
Page 20


indirectly, were the owners of the enterprise prior to the reorganization. Treas. Reg. ss.1.368-1(d) provides that continuity of business enterprise requires that the acquiring corporation either (i) continue the acquired corporation's historic business or (ii) use a significant portion of the acquired corporation's historic assets in a business. With regard to continuity of interest, Treas. Reg. ss.1.368-1(e) provides, in general, that continuity of interest will be satisfied if in substance a substantial part of the value of the proprietary interests in the target corporation is preserved in the reorganization. A proprietary interest in the target corporation is preserved if it is exchanged for a proprietary interest in the acquiring corporation.

         Both the continuity of business enterprise requirement and the continuity of interest requirement are concerned with determining whether a transaction involves an otherwise taxable transfer of stock or assets of one corporation to another corporation, as distinguished from a tax-free reorganization, which assumes only a readjustment of continuing interests under a modified corporate form. The consideration of whether a transaction involves an otherwise taxable transfer of stock or assets of one corporation to another corporation is not present in a recapitalization because a recapitalization involves only a single corporation. Accordingly, in Rev. Rul. 77-415, 1977-2 C.B. 311, the Internal Revenue Service ruled that continuity of interest is not a requirement for a recapitalization to qualify as a reorganization under
Section 368(a)(1)(E). Similarly, in Rev. Rul. 82-34, 1982-1 C.B. 59, the Internal Revenue Service ruled that continuity of business enterprise is also not a requirement for a recapitalization to qualify as a reorganization under
Section 368(a)(1)(E).

         Based on the above law and analysis, the Reverse Stock Split will qualify as a recapitalization and, therefore, a reorganization within the meaning of Section 368(a)(1)(E).

     II. TAX CONSEQUENCES OF A REORGANIZATION UNDER SECTION 368(A)(1)(E)

         Section 368(b)(1) provides that the term "a party to a reorganization" includes a corporation resulting from a reorganization. Accordingly, with respect to the Reverse Stock Split, Saratoga will be a party to a reorganization.

         Section 1032(a) provides that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock of such corporation. Accordingly, no gain or loss will be recognized by Saratoga on the receipt of its previously issued and outstanding common stock in exchange for newly issued common stock in the Reverse Stock Split.

         Section 354(a)(1) provides that no gain or loss shall be recognized to a shareholder if stock or securities in a corporation a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation a party to the reorganization. As discussed above, with respect to the Reverse Stock

July 28, 1999
Mr. Thomas F. Cooke
Page 21

Split, Saratoga will be a party to a reorganization; accordingly no gain or loss will be recognized by the Saratoga shareholders upon the exchange of their previously held Saratoga common stock for newly issued Saratoga common stock.

         Section 358(a)(1) provides that in the case of an exchange to which
Section 354 applies, the basis of the property to be received without the recognition of gain or loss shall be the same as that of the property exchanged, decreased by (i) the fair market value of any other property (except money) received by the taxpayer, (ii) the amount of money received by the taxpayer, and
(iii) the amount of loss to the taxpayer which was recognized on such exchange, and increased by (i) the amount which was treated as a dividend, and (ii) the amount of gain to the taxpayer which was recognized in such exchange (not including any portion of such gain which was treated as a dividend).

         In the Reverse Stock Split, the shareholders of Saratoga will receive only Saratoga common stock. Therefore, the basis of the newly issued Saratoga common stock in the hands of the Saratoga shareholders (including any fractional-share interests to which they may be entitled) will be the same, in each instance, as the basis of the Saratoga common stock surrendered in exchange therefor.

         Section 1223(1) provides that in determining the period for which the taxpayer has held property received in an exchange, there shall be included the period for which the taxpayer held the property exchanged if the property has, for the purpose of determining gain or loss from a sale or exchange, the same basis (in whole or in part) in its hands as the property exchanged. In the case of such exchanges after March 1, 1954, the property exchanged at the time of such exchange must be a capital asset as defined in Section 1221 or property described in Section 1231. The basis of the newly issued Saratoga common stock received by the Saratoga shareholders in the Reverse Stock Split will have the same basis as the Saratoga common stock surrendered in exchange therefor; accordingly, the holding period of Saratoga common stock received by the Saratoga shareholders in the Reverse Stock Split (including any fractional-share interests to which they may be entitled) will include the period during which the Saratoga common stock surrendered in exchange therefor was held, provided that the Saratoga common stock surrendered was held as a capital asset on the date of the exchange.

         Treas. Reg. ss.1.312-11(b)(1)(iv) provides that the general rule provided in section 316 that every distribution is made out of earnings or profits to the extent thereof and from the most recently accumulated earnings or profits does not apply to a distribution, in pursuance of a plan of reorganization, by or on behalf of a corporation a party to the reorganization, or in a transaction subject to section 355, to its shareholders of stock or securities in such corporation or in another corporation in exchange for its stock or securities in a transaction subject to

July 28, 1999
Mr. Thomas F. Cooke
Page 22

section 354 or 355, if no gain to the distributees from the receipt of such stock or securities was recognized by law.

         Treas. Reg. ss.1.312-11(c) provides that such distributions (as described in Treas. Reg. ss.1.312-11(b)) do not diminish the earnings or profits of the distributing corporation. In such cases, the earnings or profits remain intact and available for distribution as dividends by the corporation making such distribution, or by another corporation to which the earnings or profits are transferred upon such reorganization or other exchange.

         For the reasons discussed above, the Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E), Saratoga will be a party to such reorganization, and no gain or loss will be recognized by the Saratoga shareholders upon the exchange of their previously held Saratoga common stock for newly issued Saratoga common stock by reason of the application of Section 354(a)(1). Accordingly, regardless of any book entries made, the Reverse Stock Split will not diminish Saratoga's accumulated earnings and profits available for the subsequent distribution of dividends within the meaning of Section 316.

         In Rev. Rul. 66-365, 1966-2 C.B. 116, the Internal Revenue Service provides that cash received by a shareholder as part of a plan of reorganization under Sections 368(a)(1)(A), (B), (C) and (D), which is in lieu of fractional shares of stock of the acquiring corporation, and is not in the nature of bargained-for consideration, will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by the acquiror. Under Section 302(a), such cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed provided the redemption is not essentially equivalent to a dividend.

         In Rev. Rul. 69-34, the Internal Revenue Service adopts a similar approach with respect to the treatment of cash received by shareholders in lieu of fractional shares of stock in a reorganization defined in Section 368(a)(1)(E). Rev. Rul. 69-34 provides that the test set forth in Rev. Rul. 66-365 (namely, where the cash paid represents "merely a mechanical rounding off of the fractions in the exchange, and is not a separately bargained-for consideration") will also be applied to cash payments accompanying a reorganization qualifying under Section 368(a)(1)(E) relating to recapitalizations. If these criteria are satisfied, the ruling holds that the tax treatment of the cash payments will be determined under Section 302.

         Section 302(a) provides that if a corporation redeems its stock in a transaction where certain requirements of Section 302(b) are met, the redemption shall be treated as a distribution in part or full payment in exchange for the stock. The applicable requirements of Section 302(b) will be met if the redemption is: (i) not essentially equivalent to a dividend

July 28, 1999
Mr. Thomas F. Cooke
Page 23


under Section 302(b)(1); (ii) substantially disproportionate under
Section 302(b)(2); (iii) in termination of a shareholder's interest under
Section 302(b)(3); or (iv) is to a noncorporate shareholder in partial liquidation under Section 302(b)(4).(3)

         To meet the mechanical test of Section 302(b)(2), a shareholder must
(i) own less than 50 percent of the total combined voting power of all classes of stock entitled to vote immediately after the exchange and (ii) must have realized a specified reduction in percentage ownership of voting and nonvoting common stock immediately after the exchange. Immediately after the exchange, the shareholder must own less than 80 percent of the percentage of voting and nonvoting common stock that was owned prior to the redemption (i.e., there must be a reduction of more than 20 percent.) Both of the mechanical tests of Section 302(b)(2) must be applied on a shareholder by shareholder basis, taking into consideration the constructive ownership rules of Section 318 as required by
Section 302(c)(1).

         The constructive ownership rules of Section 318 require that stock owned by one person or entity be attributed to another person or entity on the basis of various relationships. Under Section 318, stock will be attributed from one family member to another only for the relationships of spouse, children, grandchildren, and parents (i.e. spouse and lineal ascendants and descendants.) Stock ownership attribution to and from certain entities is also required by
Section 318. Under Section 318(a)(4), if a person has an option to acquire stock, or has an option to acquire an option, or any one in a series of such options, such stock shall be considered as owned by such person.

         In calculating the reduction in percentage ownership test pursuant to
Section 302(b)(2)(C), the Internal Revenue Service in Rev. Rul. 75-447, 1975-2 C.B. 113 provides that all transactions which are part of an integrated plan to reduce a shareholder's interest should be considered in determining the overall result, and the actual sequence of events in the transaction is irrelevant. In Situation 1 of Rev. Rul. 75-447, two unrelated shareholders each with a 50 percent ownership in a corporation caused the corporation to issue shares to a third party, resulting in a 20 percent interest for the new shareholder. Immediately thereafter, as part of the same plan, each of the original shareholders had the corporation redeem one half of their stock. As a result, each shareholder had a one third interest in the corporation. The Internal Revenue Service ruled that the sequence in which the events occur is irrelevant as long as they are part of an overall plan, and that the redemption qualifies as a substantially disproportionate redemption under Section 302(b)(2).

-------------
3 Because we believe the redemptions should qualify under Section 302(b)(2), we will not discuss Sections 302(b)(1), 302(b)(3), or 302(b)(4).

July 28, 1999
Mr. Thomas F. Cooke
Page 24


         Rev. Rul. 75-447 cites Zenz v. Quinlivan(4) as the controlling court case related to sequence of events in the area of stock redemptions. In Zenz, a sole shareholder sold a portion of her stock and redeemed the balance from the corporation after the sale. The Internal Revenue Service asserted that since the redemption would have resulted in dividend treatment if it had preceded the sale, the result should be the same where the redemption, by a prearrangement, followed the sale. While the District Court agreed with the Internal Revenue Service, its decision was reversed by the Court of Appeals for the Sixth Circuit, which held that the redemption should be treated as an exchange due to the complete termination of the shareholder's interest.

         In United States v. Carey,(5) the court held that a shareholder's redemption of a portion of his stock in a corporation constituted a Section 302(b)(1) transaction (i.e., the redemption was not substantially equivalent to the payment of a dividend), when pursuant to the same plan the redemption was followed by the sale of a portion of his stock in the same corporation to a third party. The court in reaching its decision cited Volume 1, Mertens Law of Federal Income Taxation 9.104 as support for the position that the order of the events is irrelevant (i.e., whether a redemption is followed by or precedes a sale) provided the events are components of a single plan.

         Based on the principles set forth in Rev. Rul. 75-447, Zenz, and Carey, when determining whether the individual shareholders of Saratoga meet the reduction in percentage ownership test pursuant to Section 302(b)(2)(C), it is appropriate to take into account not only the results of the Reverse Stock Split, but also the results of the Mergers, since the Reverse Stock Split and the Mergers are to be undertaken pursuant to one overall plan. As a result of the Reverse Stock Split and the Mergers, it has been assumed that the aggregate ownership of Saratoga voting and nonvoting stock by Saratoga shareholders will drop from 100 percent to approximately 2.5 percent, taking into account the application of Section 318. Accordingly, after the Reverse Stock Split and the Mergers, the voting and nonvoting common stock ownership percentage of each of the Saratoga shareholders will be less than 80 percent of their ownership percentage prior to the transactions, taking into consideration the constructive ownership rules of Section 318. In addition, after the Reverse Stock Split and the Mergers, each of the Saratoga shareholders will own less than 50 percent of the total combined voting power of all classes of Saratoga stock entitled to vote, taking into consideration the constructive ownership rules of Section 318. Therefore, cash received by each of the Saratoga shareholders otherwise entitled to receive a fractional share of Saratoga common stock in the Reverse Stock Split will be treated as a distribution in part or full payment in exchange for the

-----------
4 Zenz v. Quinlivan, 213 F.2d 914 (6th Cir. 1954).

5 United States v. Carey, 289 F.2d 531 (8th Cir. 1961).

July 28, 1999
Mr. Thomas F. Cooke
Page 25


fractional share of stock redeemed as provided in Sections 302(a) and 302(b)(2). This receipt of cash will result in gain or loss measured by the difference between the basis of such fractional share interest and the cash received. Such gain or loss will be capital gain or loss to the Saratoga shareholder, provided the Saratoga stock was a capital asset in the hands of such shareholder, and as such, will be subject to the provisions and limitations of Subchapter P of Chapter 1.

THE MERGERS

     I.  REQUIREMENTS OF SECTION 368(A)(1)(A) AND 368(A)(2)(E)

              A.  STATUTORY REQUIREMENTS

         Section 368(a)(1)(A) provides that the term "reorganization" means a statutory merger or consolidation. Treas. Reg. ss.1.368-2(b)(1) provides that in order to qualify as a reorganization under Section 368(a)(1)(A) the transaction must be a merger or consolidation effected pursuant to the corporation laws of the United States or a State or Territory or the District of Columbia.

         Section 368(a)(2)(E) provides that a transaction otherwise qualifying under Section 368(a)(1)(A) shall not be disqualified by reason of the fact that stock of a corporation (referred to in this subparagraph as the "controlling corporation"), which before the merger was in control (as defined in Section 368(c)) of the merged corporation, is used in the transaction if (i) after the transaction, the corporation surviving the merger holds substantially all of its properties and of the properties of the merged corporation (other than stock of the controlling corporation distributed in the transaction); and (ii) in the transaction, former shareholders of the surviving corporation exchanged, for an amount of voting stock of the controlling corporation, an amount of stock in the surviving corporation which constitutes control of such corporation. Section 368(c) defines control to mean the ownership of stock possessing at least 80 percent of the total combined voting power of each class of stock entitled to vote and at least 80 percent of the total number of shares of each other class of stock of the corporation.

         Prior to the merger of Prime Sub with and into Prime, Saratoga will own 100 percent of the issued and outstanding stock of Prime Sub. Therefore, Saratoga will be in control of Prime Sub within the meaning of Section 368(c). It has been assumed that following the Prime Merger, Prime will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Prime Sub's net assets and at least 70 percent of the fair market value of Prime Sub's gross assets held immediately prior to the Prime Merger. In making this assumption, amounts paid by Prime or Prime Sub to dissenters, amounts paid by Prime or Prime Sub to shareholders who receive cash or other property, amounts used by Prime or Prime Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Prime

July 28, 1999
Mr. Thomas F. Cooke
Page 26

will be included as assets of Prime or Prime Sub, respectively, immediately prior to the Prime Merger. Thus, with respect to the Prime Merger, the "substantially all" requirement of Section 368(a)(2)(E)(i) will be met.

         It also has been assumed that shares of Prime stock representing control of Prime, as defined in Section 368(c), will be exchanged solely for Saratoga voting common stock. In making this assumption, shares of Prime stock exchanged for cash or other property originating with Saratoga will be treated as outstanding Prime stock on the date of the Prime Merger. Accordingly, the requirement in Section 368(a)(2)(E)(ii) will be met with respect to the Prime Merger.

         Prior to the merger of OptiCare Sub with and into OptiCare, Saratoga will own 100 percent of the issued and outstanding stock of OptiCare Sub. Therefore, Saratoga will be in control of OptiCare Sub within the meaning of
Section 368(c). It has been assumed that following the OptiCare Merger, OptiCare will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of OptiCare Sub's net assets and at least 70 percent of the fair market value of OptiCare Sub's gross assets held immediately prior to the OptiCare Merger. In making this assumption, amounts paid by OptiCare or OptiCare Sub to dissenters, amounts paid by OptiCare or OptiCare Sub to shareholders who receive cash or other property, amounts used by OptiCare or OptiCare Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by OptiCare will be included as assets of OptiCare or OptiCare Sub, respectively, immediately prior to the OptiCare Merger. Thus, with respect to the OptiCare Merger, the "substantially all" requirement of Section 368(a)(2)(E)(i) will be met.

         It also has been assumed that shares of OptiCare stock representing control of OptiCare, as defined in Section 368(c), will be exchanged solely for Saratoga voting common stock. In making this assumption, shares of OptiCare stock exchanged for cash or other property originating with Saratoga will be treated as outstanding OptiCare stock on the date of the OptiCare Merger. Accordingly, the requirement in Section 368(a)(2)(E)(ii) will be met with respect to the OptiCare Merger.

              B.  NON-STATUTORY REQUIREMENTS

         In addition to the statutory requirements that must be satisfied in order for the Mergers to qualify as reorganizations, there are also certain non-statutory requirements that must be met. These non-statutory requirements are set forth in the regulations under Section 368. Treas. Reg. ss.1.368-1(b) excepts from the general rule of taxability certain specifically described exchanges incident to readjustments of corporate structures (i.e., reorganizations)

July 28, 1999
Mr. Thomas F. Cooke
Page 27

made in one of the particular ways specified in the Code, provided such readjustments are required by business exigencies and affect only a readjustment of a continuing interest in property under modified corporate form.

         With regard to the requirement that there be business exigencies, Treas. Reg. ss.1.368-2(g) provides that a reorganization must be "undertaken for reasons germane to the continuance of the business of [the] corporation a party to the reorganization." Moreover, Treas. Reg. ss.1.368-1(c) provides in part that a transaction which has "no business purpose or corporate purpose, is not a plan of reorganization." As previously discussed, the Boards of Directors of Prime and OptiCare believe that the Mergers will (i) offer OptiCare and Prime stockholders the opportunity to own publicly traded stock, (ii) result in a larger company with enhanced scale and the potential to leverage operating infrastructure, and (iii) improve the profitability of Prime as a result of OptiCare's management expertise. Saratoga's Board of Directors believes that the Mergers will further Saratoga's strategy of pursuing potential business opportunities and preserving stockholder value, and represent a reasonable opportunity for Saratoga to utilize its assets for the benefit of its stockholders. Accordingly, the Mergers will meet the business purpose requirement of Treas. Reg.
ss.1.368-1(c).

         With regard to the continuing interest, there are two requirements, the continuity of business enterprise requirement, and the requirement for continuity of interest on the part of those persons who, directly or indirectly, were the owners of the enterprise prior to the reorganization. Treas. Reg. ss.1.368-1(d) provides that continuity of business enterprise requires that the acquiring corporation either (i) continue the acquired corporation's historic business or (ii) use a significant portion of the acquired corporation's historic assets in a business. It has been assumed that following the Mergers, both Prime and OptiCare will continue their historic businesses, or use a significant portion of their historic business assets in a business; accordingly, the Mergers will meet the continuity of business enterprise requirement of Treas. Reg. ss.1.368-1(d).


         With regard to continuity of interest, Treas. Reg. ss.1.368-1(e) provides, in general, that continuity of interest will be satisfied if in substance a substantial part of the value of the proprietary interests in the target corporation is preserved in the reorganization. A proprietary interest in the target corporation is preserved if it is exchanged for a proprietary interest in the acquiring corporation. Example 1 of Treas. Reg. ss.1.368-1(e)(6) provides that the continuity of shareholder interest test was satisfied when 50 percent of the value of the target stock was exchanged for stock in the acquiring corporation. Treas. Reg. ss.1.368-1(e)(1)(i) provides that the proprietary interest in the target corporation will not be preserved if there is a receipt of an acquiring corporation's stock followed by the redemption of the acquiring corporation's stock in connection with the transaction. Furthermore, Treas. Reg. ss.1.368-1(e)(2)(i) provides that

July 28, 1999
Mr. Thomas F. Cooke
Page 28


the proprietary interest in the target corporation will not be preserved if there is an acquisition by a corporation related to the acquiring corporation of the target corporation's stock, or the stock of the acquiring corporation issued in the acquisition, in exchange for stock other than stock of the acquiring corporation. A corporation will be considered as "related" to the acquiring corporation if both are members of the same affiliated group within the meaning of section 1504 (without regard to section 1504(b)) (the "affiliated group test"), or the purchase of stock by the acquiring corporation would be treated as a distribution in redemption of the stock of the target corporation under section 304(a)(2) (i.e., the acquiring corporation acquires stock of the target corporation and the target corporation owns at least 50 percent of the total combined voting power of the acquiring corporation or at least 50 percent of the total value of shares of all classes of stock of the acquiring corporation.) Treas. Reg. ss.1.368-1(e)(3).

         A proprietary interest in the target corporation (other than one held by the acquiring corporation) is also not preserved if, prior to and in connection with a potential reorganization, it is redeemed or to the extent that prior to and in connection with a potential reorganization, an extraordinary distribution is made with respect to it. Temp. Treas. Reg. ss.1.368-1T(e)(1)(ii)(A). Temp. Treas. Reg. ss.1.368-1T(e)(2)(ii) provides also that a proprietary interest in the target corporation is not preserved if, prior to and in connection with a potential reorganization, a person related (as defined in Treas. Reg. ss.1.368-1(e)(3) determined without regard to Treas. Reg. ss.1.368-1(e)(3)(i)(A) - the affiliated group test) to the target corporation acquires stock of the target corporation, with consideration other than stock of either the target corporation or the issuing corporation.

         It has been assumed that in the Mergers at least 80 percent of the outstanding shares of Prime and OptiCare will be exchanged for shares of Saratoga. Accordingly, the requirement that at least fifty percent of the value of all of the formerly outstanding stock of target stock be exchanged for stock in the acquiring corporation will be satisfied. Furthermore, it has been assumed that there is no plan or intention by Saratoga or any person related to Saratoga to acquire or redeem any of the stock of Saratoga issued in the Mergers, and that during the five-year period ending on the date of the Mergers, neither Saratoga nor any person related to Saratoga had acquired stock of Prime or OptiCare with consideration other than voting stock of Saratoga.

         In addition, with respect to the Prime Merger, it has been assumed that during the five-year period ending on the date of the Mergers, neither Prime nor any person related to Prime, had acquired stock of Prime with consideration other than voting stock of Prime or Saratoga (except for shares of Prime stock acquired from dissenters in the Prime Merger), or redeemed or made extraordinary distributions with respect to Prime stock, except for redemptions in the ordinary course of Prime's business. With respect to the OptiCare Merger, it has been assumed that during the five-year period ending on the date of the Mergers, neither OptiCare

July 28, 1999
Mr. Thomas F. Cooke
Page 29

nor any person related to OptiCare, had acquired stock of OptiCare with consideration other than voting stock of OptiCare or Saratoga (except for shares of OptiCare stock acquired from dissenters in the OptiCare Merger), or redeemed or made extraordinary distributions with respect to OptiCare stock, except for redemptions in the ordinary course of OptiCare's business. Accordingly, the continuity of interest requirements of Treas.
Reg. ss. 1.368-1(e) and Temp. Treas. Reg. ss. 1.368-1T(e) will be met.

         Based on the above law and analysis, and based on the opinion of Kane Kessler, P.C. that the merger of Prime Sub with and into Prime, upon filing and effectiveness of an appropriate Certificate of Merger pursuant to the Merger Agreement, will constitute a merger under the General Corporation Law of the State of Delaware, and the opinion of Day, Berry & Howard LLP that the merger of OptiCare Sub with and into OptiCare, when consummated in accordance with the Merger Agreement, will constitute a statutory merger under the laws of the State of Connecticut, the Mergers will qualify as tax free reorganizations within the meaning Section 368(a)(1)(A) and Section 368(a)(2)(E).

     II. TAX CONSEQUENCES OF A REORGANIZATION UNDER SECTION 368(A)(1)(A) AND 368(A)(2)(E)

         Section 368(b)(2) provides that the term "a party to a reorganization" includes both corporations, in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another. In the case of a reorganization qualifying under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E), the term "a party to reorganization" includes the controlling corporation referred to in Section 368(a)(2)(E). Accordingly, Saratoga, Prime Sub, and Prime will each be parties to the Prime Merger, and Saratoga, OptiCare Sub and OptiCare will each be parties to the OptiCare Merger.

         Section 361(a) provides that no gain or loss shall be recognized to a corporation if such corporation is a party to a reorganization and exchanges property in pursuance of the plan of reorganization, solely for stock or securities in another corporation a party to the reorganization. Section 354(a)(1) provides that no gain or loss shall be recognized to a shareholder if stock or securities in a corporation a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation a party to the reorganization.

         In the Prime Merger, Prime, Saratoga and Prime Sub will each be a party to a reorganization and the exchange will be solely for common stock; accordingly, no gain or loss will be recognized to Prime Sub on the transfer of its assets to Prime in exchange for Prime common stock, and no gain or loss will be recognized by Saratoga, the shareholder of Prime Sub, upon the exchange of its Prime Sub common stock solely for Prime common stock.

July 28, 1999
Mr. Thomas F. Cooke
Page 30

         In the OptiCare Merger, OptiCare, Saratoga and OptiCare Sub will each be a party to a reorganization and the exchange will be solely for common stock; accordingly, no gain or loss will be recognized to OptiCare Sub on the transfer of its assets to OptiCare in exchange for OptiCare common stock, and no gain or loss will be recognized by Saratoga, the shareholder of OptiCare Sub, upon the exchange of its OptiCare Sub common stock solely for OptiCare common stock.

         Section 358(a)(1) provides that in the case of an exchange to which
Section 354 applies, the basis of the property to be received without the recognition of gain or loss shall be the same as that of the property exchanged, decreased by (i) the fair market value of any other property (except money) received by the taxpayer, (ii) the amount of money received by the taxpayer, and
(iii) the amount of loss to the taxpayer which was recognized on such exchange, and increased by (i) the amount which was treated as a dividend, and (ii) the amount of gain to the taxpayer which was recognized in such exchange (not including any portion of such gain which was treated as a dividend).

         Treas. Reg. ss.1.358-6(c)(2)(ii) provides that if a transaction qualifies as both a reverse triangular merger and a stock acquisition under
Section 368(a)(1)(B), or a Section 351 transfer, the acquiring corporation's adjusted basis in the target corporation stock is based either on the target corporation's net asset basis or on the aggregate basis of the target corporation stock surrendered in the transaction (as if the transaction were a reorganization under Section 368(a)(1)(B).)

         Section 368(a)(1)(B) provides that the term "reorganization" means the acquisition by one corporation, in exchange solely for all or a part of its voting stock (or in exchange solely for all or a part of the voting stock of a corporation which is in control of the acquiring corporation), of stock of another corporation if, immediately after the acquisition, the acquiring corporation has control (within the meaning of Section 368(c)) of such other corporation (whether or not such acquiring corporation had control immediately before the acquisition). In Rev. Rul. 67-448, 1967-2 C.B. 144, the Internal Revenue Service held that where, pursuant to a plan of reorganization, a parent corporation (P), issues voting shares to its new subsidiary (S), and S merges into unrelated corporation (Y), with Y surviving and the shareholders of Y receiving from P solely voting shares of P, provided P receives 80 percent or more of the shares of Y, in substance the existence of S is disregarded and the transaction is a tax-free Section 368(a)(1)(B) acquisition by P.

         In the merger of Prime Sub with and into Prime, Saratoga, the shareholders of Prime Sub will receive Prime common stock. Based on Rev. Rul. 67-448 and the analysis discussed above, the Prime Merger will qualify as both a reverse triangular merger under Section 368(a)(2)(E) and as a stock acquisition under Section 368(a)(1)(B); accordingly, Saratoga's basis in its

July 28, 1999
Mr. Thomas F. Cooke
Page 31

Prime stock will be based either on Prime's net asset basis or on the aggregate basis of the Prime stock surrendered in the transaction (as if the transaction were a reorganization under Section 368(a)(1)(B).) The fact that cash will be issued by Saratoga to the Prime shareholders in lieu of fractional shares, will not affect the characterization of the Prime Merger as a Section 368(a)(1)(B) transaction. See Rev. Rul. 66-365, 1966-2 C.B. 116 (the "solely for voting stock" requirement of Section 368(a)(1)(B) is satisfied where the acquiring corporation pays cash in lieu of issuing fractional shares to shareholders of the acquired corporation provided the cash is not separately bargained-for consideration and merely represents a mechanical rounding-off of the fractions.)

         Similarly, in the merger of OptiCare Sub with and into OptiCare, Saratoga, the shareholders of OptiCare Sub will receive OptiCare common stock. Based on Rev. Rul. 67-448 and the analysis discussed above, the OptiCare Merger will qualify as both a reverse triangular merger under Section 368(a)(2)(E) and as a stock acquisition under Section 368(a)(1)(B); accordingly, Saratoga's basis in its OptiCare stock will be based either on OptiCare's net asset basis or on the aggregate basis of the OptiCare stock surrendered in the transaction (as if the transaction were a reorganization under Section 368(a)(1)(B).) The fact that cash will be issued by Saratoga to the OptiCare shareholders in lieu of fractional shares, will not affect the characterization of the OptiCare Merger as a Section 368(a)(1)(B) transaction.

         Treas. Reg. ss.1.1502-75(d)(3) provides that if a corporation (hereinafter referred to as the "first corporation") or any member of a group of which the first corporation is the common parent acquires (a) stock of another corporation (hereinafter referred to as the second corporation), and as a result the second corporation becomes (or would become but for the application of this subparagraph) a member of a group of which the first corporation is the common parent, or (b) substantially all the assets of the second corporation, in exchange (in whole or in part) for stock of the first corporation, and the stockholders (immediately before the acquisition) of the second corporation, as a result of owning stock of the second corporation, own (immediately after the acquisition) more than 50 percent of the fair market value of the outstanding stock of the first corporation, then any group of which the first corporation was the common parent immediately before the acquisition shall cease to exist as of the date of acquisition, and any group of which the second corporation was the common parent immediately before the acquisition shall be treated as remaining in existence (with the first corporation becoming the common parent of the group.)(6) Thus, assume that corporations P and S comprised groups PS
(P being the common parent), that P was merged into corporation T (the common parent of a group composed of T and corporation U), and that the shareholders of P immediately before the merger, as a result of owning stock in P, own 90

----------
6 Treas. Reg. ss1.1502-75(d)(3) refers to this as a "Reverse Acquisition."

July 28, 1999
Mr. Thomas F. Cooke
Page 32

percent of the fair market value of T's stock immediately after the merger.
The group of which P was the common parent is treated as continuing in existence with T and U being added as members of the group, and T taking the place of P as the common parent.

         Immediately after the Mergers, neither the former shareholders of Prime, nor the former shareholders of OptiCare will own more that 50 percent of the fair market value of the outstanding stock of the Saratoga. Accordingly, neither the Prime Merger, nor the OptiCare Merger will be treated as a reverse acquisition pursuant to Treas. Reg. ss.1.1502-75(d)(3).

         This opinion is based solely upon:

1. The information, documents, opinions, assumptions and essential facts that we have included or referenced in this opinion letter;

2. our assumption (without independent verification) that all of the originals, copies, and signatures of documents reviewed by us are accurate, true, and authentic;

3. our assumption (without independent verification) that there will be timely execution and delivery of and performance as required by the opinions, assumptions and documents relied upon herein;

4. your understanding that only the specific Federal income tax issues and tax consequences opined upon herein are covered by this tax opinion, and no other federal, state, or local taxes of any kind are addressed;

5. the law, regulations, cases, rulings, and other tax authority in effect as of the date of this letter. If there are any significant changes of the foregoing tax authorities (for which we shall have no responsibility to advise you), such changes may result in our opinion being rendered invalid or necessitate (upon your request) a reconsideration of the opinion;

6. your understanding that this opinion is not binding on the Internal Revenue Service or the courts and should not be considered a representation, warranty, or guarantee that the Internal Revenue Service or the courts will concur with our opinion;

7. your understanding that this opinion letter is solely for the your information and benefit, is limited to the described transaction, and may not be relied upon, distributed, disclosed, made available to, or copied by anyone, without prior written consent or as described herein; and

July 28, 1999
Mr. Thomas F. Cooke
Page 33

8. your understanding that our opinion is limited to the specific federal income tax consequences contained in paragraphs 1 through 17 above.



Very truly yours,




DELOITTE & TOUCHE LLP

July 28, 1999
Mr. Thomas F. Cooke
Page 34





ACCOUNTANTS' CONSENT



We hereby consent to the use of our tax opinion dated July 28, 1999, as an exhibit to Amendment No. 3 to Registration Statement No. 333-78501 on Form S-4 of Saratoga Resources, Inc., and the related proxy statement/prospectus. We also consent to the references to such tax opinion and to Deloitte & Touche LLP contained in the Registration Statement on Form S-4 and the related proxy statement/prospectus.



DELOITTE & TOUCHE LLP
Washington, D.C.